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Bank of America Corporation and Subsidiaries                                                                           Exhibit 12(a)
Ratio of Earnings to Fixed Charges
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                                                                Three Months                Year Ended December 31
                                                                    Ended
(Dollars in millions)                                          March 31, 2000     1999        1998      1997      1996     1995
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Excluding Interest on Deposits

Income before income taxes                                             $3,533    $12,215     $ 8,048   $10,556  $ 9,311   $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                              (7)      (167)        162       (49)      (7)      (19)

Fixed charges:
     Interest expense (including capitalized interest)                  3,067     10,084       9,479     8,219    7,082     6,354
     1/3 of net rent expense                                               91        342         335       302      282       275
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        Total fixed charges                                             3,158     10,426       9,814     8,521    7,364     6,629
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Earnings (excluding capitalized interest)                              $6,684    $22,474     $18,024   $19,028  $16,668   $14,987
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Fixed charges                                                          $3,158    $10,426      $9,814    $8,521   $7,364    $6,629
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Ratio of earnings to fixed charges                                       2.12       2.16        1.84      2.23     2.26      2.26
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                                                                Three Months               Year Ended December 31
                                                                    Ended
(Dollars in millions)                                          March 31, 2000     1999        1998      1997      1996     1995
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Including Interest on Deposits

Income before income taxes                                             $3,533    $12,215     $ 8,048   $10,556  $ 9,311   $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                              (7)      (167)        162       (49)      (7)      (19)

Fixed charges:
     Interest expense (including capitalized interest)                  5,562     19,086      20,290    18,903   16,682    16,369
     1/3 of net rent expense                                               91        342         335       302      282       275
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        Total fixed charges                                             5,653     19,428      20,625    19,205   16,964    16,644
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Earnings (excluding capitalized interest)                              $9,179    $31,476     $28,835   $29,712  $26,268   $25,002
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Fixed charges                                                          $5,653    $19,428     $20,625   $19,205  $16,964   $16,644
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Ratio of earnings to fixed charges                                       1.62       1.62        1.40      1.55     1.55      1.50
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